Exhibit 99.3

PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. SPECIAL MEETING OF SHAREHOLDERS OF COLONY BANKCORP, INC. July 14, 2021 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. GO GREEN - e-Consent makes it easy to go paperless. With e- Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 00030000300000000000 1 071421 FOR AGAINST ABSTAIN 1. To approve the Agreement and Plan of Merger (the “merger agreement”), dated as of April 22, 2021, by and between Colony Bankcorp, Inc. (“Colony”) and SouthCrest Financial Group, Inc. (“SouthCrest”) and the transactions contemplated by the merger agreement, including the merger of SouthCrest with and into Colony (the “merger”) and the issuance of shares of Colony’s common stock as merger consideration, each as more fully described in the accompanying joint proxy statement/prospectus (the “Colony merger proposal”). 2. To adjourn the Colony special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Colony merger proposal (the “Colony adjournment proposal”). To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS LISTED BELOW FOR ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x COMPANY NUMBER ACCOUNT NUMBER